INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

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Check the appropriate box:

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/_/  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

/_/  Definitive Proxy Statement

/_/  Definitive Additional Materials

/_/  Soliciting Material Pursuant to ss.240.14a-12


                       ENVISION SOLAR INTERNATIONAL, INC.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

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     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/_/  Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 5, 2015


Dear Stockholder:

     Notice is hereby given that an Annual Meeting of Stockholders ("Annual Meeting") of Envision Solar International, Inc. ("ESI" or the "Company") will be held at 4:00 p.m. Pacific Time, on Thursday, February 5, 2015 at 9270 Trade Place, San Diego, California 92126.

     At the Annual Meeting, you will be asked to consider and vote upon the following:

     1.   Election of members of the Board of Directors to hold office until the
          next  annual  meeting  of  stockholders  or  until  their   respective
          successors have been elected and qualified.

     2. Ratification of the appointment of Salberg & Company, P.A. as ESI's independent registered public accounting firm for the fiscal year ending December 31, 2014.

     3. To approve by non-binding advisory vote the Company's executive compensation program.

     4. To have a non-binding advisory vote on how frequently - every one, two or three years - the Company will hold future advisory votes regarding the Company's executive compensation programs and practices.

     5. Transaction of such other business as may properly come before the annual meeting or action on any adjournment or postponement of the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 8, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of it.

     A copy of the Company's Form 10-K for the fiscal year ended December 31, 2013 is included with this Proxy Statement. A copy of the Annual Report and Proxy Statement can also be found on the Internet at www.envisionsolar.com.

                                      Sincerely,

                                      /s/ Desmond Wheatley
                                      Desmond Wheatley
                                      Chief Executive Officer and President



                                    IMPORTANT

PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING.

                       ENVISION SOLAR INTERNATIONAL, INC.

                                9270 TRADE PLACE

                           SAN DIEGO, CALIFORNIA 92126


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 5, 2015


--------------------------------------------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Envision Solar International, Inc., a Nevada corporation ("ESI" or the "Company"), for use at its 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held 4:00 p.m. Pacific Time, on Thursday, February 5, 2015 at 9270 Trade Place, San Diego, California 92126 and at any adjournment or postponement of such meeting.

     This Proxy Statement and the accompanying form of Proxy were first mailed to all stockholders entitled to vote at the Annual Meeting on or about December 17, 2014.

     The Company's principal executive offices are located at 9270 Trade Place, San Diego, California 92126. Its telephone number is (858) 799-4583.

RECORD DATE AND VOTING

     Stockholders of record at the close of business on December 8, 2014 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 97,864,091 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum. Broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are also counted for purposes of determining the presence of a quorum for the transaction of business. Shares voted "FOR" or "AGAINST" a particular matter presented to stockholders for approval at the Annual Meeting will be treated as shares entitled to vote ("Votes Cast") with respect to such matter.
Abstentions also will be counted toward the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as an amendment to, or adoption of, a stock purchase plan).

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Stockholders may not cumulate votes in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If a Proxy is returned to the Company and no choice is specified, the shares will be voted "FOR" each of the Company's nominees for director and "FOR" the approval of each of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting the Corporate Secretary, in writing at 9270 Trade Place, San Diego, California 92126 or by telephone at (858)
799-4583. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by January 15, 2015.

REVOCABILITY OF PROXIES

     Any stockholder giving a Proxy pursuant to this solicitation, and any beneficial owner of the stock who has voting power over it for which a Proxy has been submitted, may revoke it at any time prior to the meeting. Revocation is accomplished by filing with the Secretary of the Company at its principal executive offices at 9270 Trade Place, San Diego, California 92126, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company no later than November 15, 2015 to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting. If any stockholder intends to present a proposal at the 2015 annual meeting of stockholders without inclusion of such proposal in our proxy materials, including director nominations, we must receive notice of such proposal no earlier than October 15, 2015 and no later than November 15, 2015. Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to Envision Solar International, Inc., Attention: Corporate Secretary, 9270 Trade Place, San Diego, California 92126.

                                    * * * * *

                                  I. PROPOSALS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Board recommended and nominated Robert Noble, Desmond Wheatley, Jay S. Potter, John Evey, John "Jack" Schneider, and Donald Moody as nominees for election as directors at the Annual Meeting. At the Annual Meeting, six directors will be elected to the Board of Directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of ESI. Your proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director's earlier death, resignation or removal.

     After the Annual Meeting, the Company's Board of Directors will still have one vacancy. The existing directors have not at this time identified any candidates to fill that vacancy, but will have the right to fill it until the next Annual Meeting of Stockholders. Accordingly, the vacancies may be filled by resolution of the Company's Board of Directors, or may be filled by election at the next Annual Meeting of Stockholders in 2016.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the nominees has been furnished to us by such nominees. We identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company's business and structure. The directors' experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

     o Leadership experience. We believe that directors with experience in significant leadership positions such as chief executive officer and chief financial officer provide the Company with special insights. These people generally possess leadership qualities and the ability to identify and develop those qualities in other people. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as leaders in other organizations, they also have access to important sources of market intelligence, analysis and relationships that may benefit the Company.

     o Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. We seek to have directors who are financially knowledgeable.

     o Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industry in which we participate.

     o Government experience. We seek directors with governmental experience because of our interactions with a variety of governing agencies, both as potential customers and regulatory bodies. The Company recognizes the importance of working constructively with governments and values directors with this experience.

     o Technology and education experience. As a technology based company, we seek directors with backgrounds in technology and education because our success depends in part on developing and accessing new ideas.

     The name and certain information regarding each nominee are set forth below as of December 5, 2014. There are no family relationships among directors or executive officers of ESI.

NAME                     AGE   CURRENT POSITION WITH ESI
------------------------ ----- -------------------------------------------------
Desmond Wheatley         48    Chief Executive Officer, President and Director

Robert Noble             62    Chairman of the Board of Directors

Jay S. Potter            47    Director

John Evey                65    Director

John "Jack" Schneider    75    Director

Donald Moody             60    Director
------------------------ ----- -------------------------------------------------

     DESMOND WHEATLEY has served as our President and Chief Operating Officer since September 2010 and was named Chief Executive Officer and a Director in August 2011. Mr. Wheatley has two decades of senior international management experience in technology systems integration, energy management, communications and renewable energy. Prior to joining Envision Solar, Mr. Wheatley was a founding partner in the international consulting practice Crichton Hill LLC in 2009 and chief executive officer of iAxis FZ LLC, a Dubai based alternative energy and technology systems integration company, from 2007 to 2009. From 2000 to 2007, Mr. Wheatley held a variety of senior management positions at San Diego based Kratos Defense and Security Solutions, fka Wireless Facilities with the last five years as president of ENS, the largest independent security and energy management systems integrator in the United States. Prior to forming ENS in
2002, Mr. Wheatley held senior management positions in the cellular and broadband wireless industries, deploying infrastructure and lobbying in Washington DC on behalf of major wireless service providers. Mr. Wheatley's teams led turnkey deployments of thousands of cellular sites and designed and deployed broadband wireless networks in many MTAs across the United States. Mr. Wheatley has founded, funded, and operated four profitable start-up companies and was previously engaged in merger and acquisition activities. Mr. Wheatley evaluated acquisition opportunities, conducted due diligence and raised commitments of $500M in debt and equity. Mr. Wheatley sits on the boards of Admonsters, located in San Francisco California, and the Human Capital Group, located in Los Angeles, California, and was formerly a board member at DNI in Dallas, Texas.

     Mr. Wheatley's qualifications are:

     o Leadership experience - Mr. Wheatley has been our Chief Executive Officer since August 2011 and President since September 2010. He has held numerous executive positions in international organizations including five years as president of a publically traded technology and energy management company.
     o Industry experience - Mr. Wheatley was the founding member of an international consulting company with expertise in the renewable and energy sectors. He has held various executive level positions in multiple infrastructure deployment companies and has been involved in energy management and renewables since 2002.
     o Finance Experience - Mr. Wheatley was founding partner in multiple companies with direct responsibilities for their financial success and stability. He has participated in $500 million of capital raises and held full profit and loss responsibility for a public company with approximately $70 million of revenues.
     o    Education  experience  - Mr.  Wheatley  was  educated  in  his  native
          Scotland.

     ROBERT NOBLE has served as Chairman of the Board of Directors since 2006 and was our prior Chief Executive Officer and Chief Financial Officer from our inception until resigning both positions in August 2011. Prior to founding Envision, Mr. Noble served as the Chief Executive Officer of Tucker Sandler Architects, an architecture firm located in San Diego, California, from 2000 through 2007. Since its inception in 1998 through today, Mr. Noble has served as the chief executive officer of Noble Environmental Technologies Corporation, a materials company. He has also served as chief executive officer of Ecoinvestment Network, a California company, since 2007, Envision Regenerative Health, a California company, since 2008, and Noble Environmental Europe, AG, a Swiss company, and the Noble Group, Inc., a California company, since 2007. Mr. Noble is an accomplished architect, environmental designer, industrial designer and environmental technology entrepreneur. Mr. Noble and his work have won numerous awards, including awards from Popular Science Magazine (Best of What's
New),  Entrepreneur  Magazine (Innovator of the Year,  Environmental  Category),

National Public Radio (E-chievement Environmental Award), the Urban Land Institute (San Diego Smart Growth Award, Innovation Category) and The American Institute of Architects - San Diego Chapter (Energy Efficiency Award). He received his undergraduate degree in architecture from the University of California - Berkeley, and his Master of Architecture from Harvard University Graduate School of Design. Mr. Noble also completed graduate work at Cambridge University and Harvard Business School.

     Mr. Noble's qualifications:

     o Leadership experience - Mr. Noble has been our chairman and through August 2011 was chief executive officer since inception and has held similar positions in multiple other companies.

     o Finance experience - Mr. Noble founded the Company and was our chief executive officer from our inception until August 2011, as well as serving in similar positions with other companies, supervising the financial management of them as a part of his responsibilities.

     o Industry experience - Mr. Noble is an accomplished and award winning architect and has served as a community leader in the eco-friendly space. He is an international speaker on the subject.

     o Education experience - Mr. Noble received his undergraduate degree in architecture from the University of California - Berkeley, and a Master of Architecture from Harvard University Graduate School of Design. Mr. Noble also completed graduate work at Cambridge University and Harvard Business School.

     JAY S. POTTER has served as a Director of the Company since 2007. Mr. Potter has been active in the financial and energy industries for over 20 years and has participated, directed or placed over two hundred million dollars of capital in start-up and early stage companies. In 2006, Mr. Potter served as the interim Chief Executive Officer of EAU Technologies Inc. (Symbol: EAUI:OB), a publicly traded company specializing in non-toxic sanitation and disinfectant technologies. In 2007, he founded GreenCore Capital, Inc., an early stage venture capital company, and serves as that company's Chairman and Chief Executive Officer. He has served as Chairman, President and Chief Executive Officer of Nexcore Capital, Inc. and its financial service affiliates since co-founding that company in 1996. Prior to December 2012, he was a registered representative with Allied Beacon Partners, Inc., a registered securities broker dealer firm that has served as the placement agent on certain of the Company's private placements of securities. Effective December 2012, without admitting or denying the findings, Mr. Potter entered into a Letter of Acceptance, Waiver and Consent with the Financial Industry Regulatory Authority (FINRA) to settle alleged violations of FINRA Rules 2010, 1122, IM-1000 and Article V, Section 2(c) of the Bylaws that impose certain reporting obligations on FINRA members, resulting in a fine and temporary suspension. Mr. Potter serves as the Chairman of Sterling Energy Resources, Inc. (symbol: SGER:PK), a public oil and gas company involved in the acquisition, exploration and development of oil and natural gas from its numerous leases. Mr. Potter serves as a Director of Envision, Noble Environmental Europe, AG, Noble Environmental Technologies Corporation and Fulcrum Enterprises, among others.

     Mr. Potter's qualifications are:

     o Leadership experience - Mr. Potter has held various executive positions at multiple companies and is a Board member of Envision, Noble Environmental Europe, AG, and Noble Environmental Technologies Corporation.
     o Industry experience - Mr. Potter has held numerous executive level positions for companies focusing on renewable energies and pother environmentally focused ventures.
     o Finance Experience - Mr. Potter raised and placed over $200 million of capital into early stage companies, primarily in energy, alternative energy and environmental businesses.
     o    Education experience - Mr. Potter attended San Diego State University.

     JOHN EVEY has served as a Director of the Company since April 2010. Since 2012, Mr. Evey has provided independent strategic assistance to corporations with a special focus on companies in the life science and clean technology sectors that can do well financially while also producing substantial social benefit. Prior to this, from 2011 to 2012, Mr. Evey was Executive Vice President of Nature and Culture International, an organization that has directly catalyzed the protection of more than ten million acres of large tropical forest ecosystems. Prior to accepting that role, Mr. Evey served for four years as Vice President for Development at the J. Craig Venter Institute ("JCVI"), for which he was responsible for generating collaborative partnerships and financial resources from all sources except federal research agencies for this major institute that is advancing genomic research to benefit human health and the environment. Beginning in 2002, Mr. Evey served as Assistant Director of the Scripps Institution of Oceanography and Executive Director of Development for the Marine Sciences at University of California, San Diego ("UCSD"). Prior to that, he was Vice President for Institutional Advancement at University of the Pacific after having served for more than a decade as Director of Development at Oregon State University. His earliest professional experience includes roles as founding director of the Office for Resource Development at the Oregon Shakespeare Festival and as the initial association executive for the statewide arts lobby, Oregon Advocates for the Arts. As a volunteer, he catalyzed creation of the Southern Oregon Land Conservancy. As an officer of the Travel Industry Council of Oregon, Mr. Evey and two colleagues successfully advocated the creation and funding of a Tourism Division in the Oregon Department of Economic Development. Mr. Evey is a member of the Host Committee for the Kyoto Prize Symposium in San Diego, which features the Kyoto Prize laureates each spring.

     Mr. Evey's qualifications are:
     o    Leadership   experience  -  Mr.  Evey  has  held  multiple   executive
          positions, including as Vice President for Advancement for the three-campus University of the Pacific.
     o Industry experience - Mr. Evey has served as Director of Development for Oregon State University, a Carnegie Tier I research university with statewide services.
     o Finance Experience - Mr. Evey has personally generated over $100 million in gifts and matching funds to charitable organizations.
     o Education experience - Mr. Evey has a Bachelor of Science degree from Oregon State University and a Master of Science from the University of Oregon as well as many professional development courses and seminars.

     JOHN "JACK" SCHNEIDER was a Managing Director at Allen & Co. LLC, the premier investment house in the media and entertainment sector, from 1976 to 2011. Following a brief retirement period, and starting in August 2012, Mr. Schneider has been with Dominick & Dominick, LLC. Mr. Schneider has been on the Board of the National Mentoring Partnership for 12 years, and he has served as Chairman of the Buoniconti Fund to Cure Paralysis for 25 years. He brings a wealth of M&A experience from Allen & Co. and his long-term relationships with other leaders in the technology, media and entertainment community can open doors to new opportunities for Envision. He has been a member of the Advisory Board at Loton, Corp. since October 4, 2013, a member of the Advisory Board at Mandalay Digital Group, Inc. since April 19, 2011, a member of Board of Advisors at IntelliCell BioSciences, Inc. since October 2011, and NeuMedia, Inc. since April 19, 2011. Mr. Schneider served as a director at Stratus Media Group, Inc. from October 2012 to December 9, 2013. Further, Mr. Schneider pioneered The Allen & Company Sun Valley Conference, widely considered one of the most influential gatherings of international business leaders, annually.

     Mr. Schneider's qualifications are:
     o Leadership experience - Mr. Schneider was a managing director at a large Wall Street investment house. He has served as Board member of multiple corporations. He pioneered one of the most influential investment conferences in the world.
     o Industry experience - Mr. Schneider has over 35 years of Wall Street investment experience and has had direct involvement in business and business combination transactions valued in the billions.
     o Finance Experience - Mr. Schneider served for more than 35 years as the Managing Director of Allen & Co., LLC, a prominent investment banking firm.
     o Education experience - Mr. Schneider pioneered the annual Allen & Company Sun Valley Conference, an educational symposium for international business leaders.

     DONALD MOODY was the president and general manager of Nuconsteel Corporation, a Division of Nucor Corporation located in Denton, Texas, from 2001 until his retirement in 2014. Mr. Moody was recruited by Nucor Corporation to develop a market for light gauge galvanized steel sheet products in load bearing framing applications in residential and commercial building construction. He has developed dozens of products to provide efficient framing systems and several pre-engineered product lines for which he has been granted nine patents. From 1998 to 2001, Mr. Moody was the president of North American Steel Framing Alliance in Washington DC where he developed a comprehensive business plan to guide the industry's efforts in pursuing market share in residential construction. From 1993 to 1998, he was the president and chief executive officer of Western Metal Lath in Riverside, California where he reworked the company's entire product line of more than 6,000 products, redefined purchasing specifications and manufacturing procedures, and established systems and operating procedures to track utilization, scrap, and purchase price variances. From 1990 to 1993, Mr. Moody was the principal, president, and chief executive officer of Residential Steel Framing, Inc. located in Dallas, Texas. From 1987 to 1990, he was the president and from 1985 to 1987 he was the vice president of technical services and manufacturing of Tri-Steel Structures, Inc. located in Denton, Texas. From 1983 to 1985, he was the owner, president, and chief executive officer of Moody Consultants, Inc. located in Grapevine, Texas. Mr. Moody sold Moody Consultants, Inc, to Tri-Steel Structures, Inc, in 1985. Mr. Moody received his Bachelor of Science degree in structural engineering from the University of Missouri, Columbia in 1977. He is the recipient of a Special Citation from the Board of Directors of the American Iron and Steel Institute in recognition of vision and leadership in developing and implementing an industry business plan to grow the market for light gauge steel framing and the recipient of the 2004 Steel Framing Alliance Leadership Award. He is former Chairman of the Executive Committee of the Steel Framing Alliance, the former Chairman of the Board of Directors of the Steel Framing Alliance, the former Chairman of the Commercial Task Group of the Steel Framing Alliance, the former Chairman of the Residential Work Group of the International Iron and Steel Institute, the past Chairman of the Steel Stud Manufacturers Association, the past Chairman of the Metal Lath and Steel Framing Association, the past Chairman of the Technology and Research Committee of the American and Iron Steel Institute Residential Advisory Group, and the past Chairman of the Committee on Design of Cold Formed Steel Structures.

     Mr.  Moody's qualifications are:
     o Leadership experience - Mr. Moody has held various executive level positions, including Chief Executive Officer, at multiple companies and is a Board member of Envision and Noble Environmental Technologies Corporation.
     o Industry experience - Mr. Moody has held numerous executive level positions for companies focusing on steel framing systems. He has significant involvement, including board membership, with multiple industry organizations and has been the recipient of various awards for his leadership in the industry.
     o Finance Experience - Mr. Moody has had profit and loss responsibilities in several organizations and successfully sold a private venture to a larger consolidated organization.
     o Education experience - Mr. Moody received his Bachelors degree from the University of Missouri, Columbia.

     No officer or director is required to make any specific amount or percentage of his business time available to us. Each of our officers intends to devote such amount of his or her time to our affairs as is required or deemed appropriate by us.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative "FOR" votes shall be elected as directors. Stockholders may not cumulate votes in the election of directors. Unless marked to the contrary, proxies received will be voted "FOR" these nominees.

RECOMMENDATION

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOREGOING NOMINEES.

                                    * * * * *

                                 PROPOSAL NO. 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Salberg & Company, P.A. as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of ESI and its stockholders. If the appointment is not ratified by our stockholders, the Board of Directors may reconsider whether it should appoint another independent registered public accounting firm.

AUDIT AND NON-AUDIT FEES

     The Company's board of directors reviews and approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service and its appointment of Salberg & Company, P.A. as our independent registered public accounting firm, the board considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Salberg & Company, P.A. in 2014 and 2013 were approved by the board of directors. The following table shows the fees for the years ended December 31, 2014 and 2013:

                                        2014         2013
                                        -----------  ----------
Audit Fees (1)                          $    51,250  $   56,200
Audit Related Fees (2)                  $    0       $   0
Tax Fees (3)                            $    0       $   0
All Other Fees                          $    0       $   0
-----------------------

(1) Audit fees - these fees relate to the audit of our annual consolidated financial statements and the review of our interim quarterly financial statements.

(2) Audit related fees - these fees relate primarily to audit related consulting projects.

(3) Tax fees - no fees of this sort were billed by Salberg & Company P.A., our principal accountant during 2014 and 2013.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The Board's policy is to pre-approve, typically at the beginning of our fiscal year, all audit and non-audit services, other than de minimis non-audit services, to be provided by an independent registered public accounting firm. These services may include, among others, audit services, audit-related services, tax services and other services and such services are generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. As part of the Board's review, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At Board meetings throughout the year, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

     The Board has considered the provision of non-audit services provided by our independent registered public accounting firm to be compatible with maintaining their independence. The Board will continue to approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

REQUIRED VOTE

     Ratification of the appointment of Salberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative "FOR" vote of a majority of the Votes Cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Salberg & Company, P.A.

RECOMMENDATION

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SALBERG & COMPANY, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

                                    * * * * *

                                 PROPOSAL NO. 3

                  APPROVAL BY NON-BINDING ADVISORY VOTE OF THE
               COMPANY'S CURRENT EXECUTIVE COMPENSATION PROGRAM.

     You are being asked to vote on a proposal commonly known as a "say-on-pay" proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

     "RESOLVED, that the stockholders of Envision Solar International, Inc. approve, on an advisory basis, the Company's executive compensation plans and programs, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company's proxy statement for the 2015 annual meeting of stockholders."

     We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis, beginning on page 18. As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results. Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term stockholders, thereby supporting the Company's strategic objectives and mission.

     This advisory vote is in accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), adopted in mid-2010. The Dodd-Frank Act requires that public companies give their stockholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of stockholders held after January 21, 2013 for Smaller Reporting Companies. The SEC has adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement. This "say-on-pay" proposal and the following proposal regarding the frequency of a stockholder vote on executive compensation (Proposal No. 4) are being submitted to you to obtain the advisory vote of the stockholders in accordance with the Dodd-Frank Act, Section 14A of the Securities Exchange Act and the SEC's rules.

REQUIRED VOTE

     Because your vote is advisory, it will not be binding upon the Board of Directors. Our Board of Directors (including our Compensation Committee) will, however, take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

RECOMMENDATION

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM.

                                    * * * * *

                                 PROPOSAL NO. 4.

     FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES REGARDING THE COMPANY'S
                   EXECUTIVE COMPENSATION PLANS AND PROGRAMS.

     You are being asked to vote, on a non-binding advisory basis, on the frequency with which we should conduct an advisory stockholder vote on our executive compensation plans and programs (say-on-pay).

     You are given the option on the proxy card of selecting a frequency of every 1, 2 or 3 years, or abstaining. For the reasons set forth below, our Board recommends that you select a frequency of every one year.

     Our Board values the opinions of the Company's stockholders. The Board has determined that an advisory vote on executive compensation held every year would offer stockholders the best opportunity to timely express their views on the Company's executive compensation plans and program and enable the Board and the Compensation Committee to determine current stockholder sentiment. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board will take into account the outcome of the vote when determining how often the Company should conduct an advisory vote on the compensation of our Named Executive Officers as it deems appropriate.

REQUIRED VOTE

     You are not being asked to vote "for" or "against" the Board of Directors' recommendation. You are being asked to select from one of the four choices set forth in the resolution reflected on the proxy card. The alternative (other than abstention) that receives the most votes will be deemed the advice of the stockholders.

RECOMMENDATION

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF HOLDING FUTURE NON-BINDING ADVISORY VOTES REGARDING THE COMPANY'S EXECUTIVE COMPENSATION PLANS AND PROGRAMS EVERY "ONE" YEAR.

                                    * * * * *

                  II. CORPORATE GOVERNANCE AND RELATED MATTERS

               BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

     Our Board of Directors held a total of five meetings during our fiscal year ended December 31, 2014. Each director attended all of the fiscal year 2014 meetings of our Board of Directors during which he was a member and each committee on which he served from the time of being elected to the Board. We have no formal policy regarding attendance by our directors at Board meetings, although we encourage attendance and most of our directors have historically attended the meetings. Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors. Our directors hold office until the expiration of their respective terms or until their successors have been duly elected and qualified.

BOARD OF DIRECTORS INDEPENDENCE

     The Board of Directors has determined that two of our director nominees standing for election are "independent directors" as defined in Rule 4200 of Financial Industry Regulatory Authority's ("FINRA") listing standards. In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the Securities and Exchange Commission (the "SEC") and FINRA rules. In making the determination of the independence of our directors, the Board of Directors considered all transactions in which ESI and any director had any interest, including those discussed under "Certain
Relationships and Related Transactions" below, and transactions involving payments made by ESI to companies in the ordinary course of business where the candidate serves on the board of directors or as a member of the executive management of the other company.

BOARD LEADERSHIP STRUCTURE AND COMMITTEE COMPOSITION

     Mr. Robert Noble serves as our Chairman of the Board. At this time, the Board of Directors believes that Mr. Noble's role as our Chairman serves the best interests of the Company and our stockholders. As Chairman of the Board, Mr. Noble consults with executive management of the Company and the chairperson of our compensation committee, and establishes the agenda for each meeting of the Board of the Directors. As our founder and Chairman of the Board since inception and our former Chief Executive Officer, Mr. Noble is uniquely suited to lead our Board of Directors and to ensure that critical business issues are brought before the Board of Directors. We believe that Mr. Noble's guidance enables the Board of Directors to efficiently and effectively develop and implement business strategies and oversee our risk management efforts.

     The Board of Directors appreciates that the advantages gained by having ESI's founder as the Chairman of the Board must be viewed in light of potential independence concerns. The Board of Directors believes that we have adequate safeguards in place to address those concerns. The Board of Directors meets regularly, and each director is an equal participant in each discussion made by the full Board of Directors.

     One of our directors, Desmond Wheatley, is also involved in our management. As necessary or appropriate, the Board of Directors and its compensation committee may also retain outside legal, financial or other advisors.

     We intend to establish an audit committee of the Board of Directors, which will consist of independent directors of which at least one will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee's duties will be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by any internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of consolidated financial statements and generally accepted accounting principles.

     The Company has established a compensation committee which consists of two directors, Mr. John Evey and Mr. Jay S. Potter. The compensation committee is responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, and determining the total compensation of our officers and directors. The Board of Directors does not have a nominating committee. Therefore, the selection of persons for election to the Board of Directors was neither independently made nor negotiated at arm's length.

BOARD ROLE IN RISK OVERSIGHT

     The Board of Directors carries out its role in the oversight of risk both directly and through its compensation committee. The Board of Directors' direct role includes the consideration of risk in the strategic and operating plans that are presented to it by management. The compensation committee established by the Board of Directors carries out the Board of Directors' oversight of risk as follows:

     o The Compensation Committee determines the compensation of our executive officers and directors, administers benefit plans and policies with respect to our executive officers and considers whether any of those plans or policies create risks that are likely to have a material adverse effect on the Company.

     The Company intends to try to expand the Board of Directors and its committees in the future by appointing and nominating for election new independent members to fill the vacancies that currently exist on the Board of Directors. While our Board of Directors oversees our management of risk as outlined above, management is responsible for identifying and managing risks.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

     The Board of Directors has not yet established a nominating or corporate governance committee. The current small size of the Board has not yet made the formation of those committees feasible. Accordingly, the Board of Directors reviews the skills and characteristics required of Board members. All of the current members of the Board of Directors are involved in the nomination consideration process. The Board will consider a candidate's independence, as well as the perceived needs of the Board and the candidate's background, skills, business experience and expected contributions. At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. The Company does not have a particular policy regarding considering potential candidates for nomination for election as directors that may be suggested by our shareholders. We believe that we would give them the same consideration as other candidates.

     They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board may also take into account the benefits of diverse viewpoints, as well as the benefits of constructive working relationships among directors. The Board considers diverse viewpoints based on the diversity of the career experiences among potential candidates, diversity of their respective expertise, diversity of their respective educational backgrounds, and the diversity of their respective charitable, cultural and social interests as those interests may pertain to the advice they render and the network of relationships they bring for the benefit of the Company. The success of the nomination process, and in particular its achieving diversity, is evaluated by the whole Board based on whether its members fulfill the Company's needs for advice, expertise, guidance and relationships, or whether and to what extent the Company must hire outside professionals to fulfill those needs.

     The Board of Directors also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors and the changing needs of the Board. We do not have a limit on the number of terms an individual may serve as a director on our Board.

     The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. The Board will consider shareholder recommendations for candidates for the Board that are properly submitted in the same manner it considers nominees from other sources. In evaluating such recommendations, the Board will use the qualifications standards described above and will seek to achieve a balance of knowledge, experience and capability on the Board.

     In the future the Company will seek to add new independent directors to its Board of Directors by appointing or nominating them for election to fill vacancies that now exist on the Board. When making determinations regarding independence, the Board of Directors will periodically evaluate the independence of each member and prospective member of the Board of Directors. The Board of Directors will analyze whether a director or candidate is independent by evaluating, among other factors, the following:

     1. whether the person, or any of such person's family members, has accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) as compensation for Board or Board committee service, (ii) compensation paid to a family member who is employed by us other than as an executive officer, or
          (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation;

     2. whether the person has any material relationship with us, either directly, or as a partner, stockholder or officer of an organization with which we have a relationship;

     3. whether the person is our current employee or was one of our employees within three years preceding the date of determination;

     4. whether the person is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

     5. whether the person is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director as an executive officer;

     6. whether the person receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any of its committees, including reimbursement for reasonable expenses incurred in connection with such service, and for reasonable educational expenses associated with Board of Directors or committee membership matters;

     7. whether an immediate family member of the person is one of our current executive officers or was an executive officer within three years preceding the date of determination;

     8. whether an immediate family member of the person is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any of our former internal or external auditors or any affiliate of ours which performed services for us within three years preceding the date of determination; and

     9. whether an immediate family member of the person is or in the three years preceding the date of determination has been part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

     The above list is not exhaustive and the Board of Directors considers all other factors which could assist it in its determination that a person has no material relationship with us that could compromise that person's independence.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

     We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Board examined all of its compensation arrangements and the authority and autonomy of its employees and consultants who receive the compensation. The Board assesses whether the compensation arrangement is excessively weighted towards incentives that would encourage an autonomous employee or consultant to endanger the Company. Based on a review of these factors, the small size of the Company, the limited autonomy of its employees and consultants, and the fact that bonuses are discretionary and subject to the approval of the whole Board, the Board has determined that our compensation programs do not encourage the taking of excess risk.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders may contact the Board of Directors about bona fide issues or questions regarding ESI by sending an email to Desmond Wheatley at desmond.wheatley@envisionsolar.com or by writing the Corporate Secretary at the following address:

                       Envision Solar International, Inc.
                            Attn: Corporate Secretary
                                9270 Trade Place
                           San Diego, California 92126

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and certain persons who own more than 10% of a registered class of our equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership ("Section 16 Reports") with the Securities and Exchange Commission. Reporting Persons are required by the SEC to furnish us with copies of all Section 16 Reports they file.

     Based solely on our review of the copies of such Section 16 Reports received by us, or written representations received from certain Reporting
Persons, all Section 16(a) filing requirements applicable to our Reporting Persons during and with respect to the fiscal year ended December 31, 2014 have been complied with on a timely basis.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In 2009, the Company executed a 10% convertible note payable in the amount of $102,236 originally due December 31, 2010 to John Evey for amounts loaned to the Company. Mr. Evey joined the Board of Directors on April 27, 2010. Through a series of extensions, the note due date was extended to December 31, 2014. During the nine month period ended September 30, 2014, the Company made principal payments totaling $9,000 on this note. The balance of the note as of September 30, 2014 is $101,616 with accrued interest amounting to $21,496.

     On January 23, 2014, Mr. Paul H. Feller accepted an appointment as a new director of the Company effective January 23, 2014. In consideration for Mr. Feller's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on January 24, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on March 31, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 375,004 of these shares, with a value of $56,249, during the nine month period ended September 30, 2014.

     On April 2, 2014, Mr. John "Jack" Schneider accepted an appointment as a new director of the Company effective April 2, 2014. In consideration for Mr.
Schneider's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on April 2, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on June 30, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 305,520 of these shares, with a value of $45,834, during the nine month period ended September 30, 2014.

     On July 11, 2014, Mr. Don Moody accepted an appointment as a new director of the Company effective July 11, 2014. In consideration for Mr. Moody's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on July 11, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on September 30, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 236,116 of these shares, with a value of $35,417, during the nine month period ended September 30, 2014.

     On March 28, 2014, the Company entered into a new consulting agreement with GreenCore Capital LLC ("Greencore") and effectively cancelled all prior agreements between the companies. GreenCore will continue to provide financial advisory and analytical professional services to the Company as well as acting as a sales channel for Envision products. Related to the professional services provided, GreenCore received a payment amounting to $30,000 and was issued 260,000 shares of the Company's common stock payable upon the execution of this agreement. Further, in months in which the Company requests the professional service from GreenCore Capital, the Company will make a monthly payment of $9,000 in cash and the equivalent of $9,000 of the Company's common stock, as defined. Related to the services for which GreenCore is acting as a sales channel for Envision, the Company will pay a cash fee between 1% and 5% of gross revenue receipts received by the Company dependent upon the involvement of GreenCore in such sale, as defined. In consideration of services provided to the Company during the nine month period ended September 30, 2014, GreenCore received cash payments amounting to $66,000, and received 440,000 shares of our common stock valued at $66,000. Jay S. Potter, our director, is the managing member of GreenCore and the individual performing the services.

     On February 21, 2014, the Company entered into a consulting agreement (the "Consulting Agreement") with Cronus Equity LLC, a Delaware limited liability company ("Cronus"), to be effective as of February 1, 2014, pursuant to which Cronus will provide professional services to the Company. Paul Feller, a director of Envision, is a managing partner of Cronus and the individual performing such professional services on behalf of Cronus. This agreement was cancelled in May 2014. In consideration for services provided to the Company during the six months ended June 30, 2014, Cronus received payments amounting to $41,818. Prior to this agreement with Cronus, the Company had a similar agreement with Fellco LLC, an entity also operated by Mr. Feller, to provide the same services. This agreement was cancelled in January 2014. During the three month period ended March 31, 2014, the Company paid $5,135 to Fellco LLC.

                                 CODE OF ETHICS

     We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.envisionsolar.com (the contents of such website are not incorporated into this proxy statement). In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.

     When formed in the future, our audit committee will adopt a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the audit committee and management without fear of dismissal or retaliation. This policy, as well as a copy of our code of ethics, was or will be distributed to all our employees for signature and signed copies are or will be on file in our Human Resources Department.

                       III. SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 4, 2014 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and
(iv) all of our officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of December 4, 2014 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 9270 Trade Place, San Diego, California 92126.

--------------------------------------------------------------------------------
                              Number of Shares           Percentage Beneficially
Name of Beneficial Owner      Beneficially Owned (1)     Owned (2)
--------------------------------------------------------------------------------

Robert Noble                    13,325,560 (3)                 13.62%
Jay Potter                       3,207,679 (4)                  3.28%
John Evey                        1,598,819 (5)                  1.63%
Paul Feller                        375,004                      0.38%
John "Jack" Schneider              305,560                      0.31%
Donald Moody                       236,116                      0.24%
Desmond Wheatley                 4,320,000 (6)                  4.41%
Chris Caulson                    2,700,000 (6)                  2.76%
Keshif Ventures, LLC            16,666,666 (7)                 17.03%
Gemini Master Fund              16,603,905 (8)                 16.97%
All officers and directors
as a group (8 persons)          26,068,738                     26.64%
--------------------------------------------------------------------------------
---------------------------
(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise by such person of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of December 4, 2014.

(2) Based on 97,864,091 shares of our common stock outstanding as of December 4, 2014.

(3) Includes 11,587,440 shares of common stock, 600,000 shares of common stock issuable upon the exercise of options and 1,138,120 shares of common stock issuable upon the exercise of warrants.

(4) Includes 791,167 shares of common stock, 800,000 shares of common stock issuable upon the exercise of options, 576,512 shares of common stock issuable upon the exercise of warrants, 440,000 shares of common stock issued to GreenCore Capital LLC for which Mr. Potter is managing member, and 600,000 shares issuable upon the exercise of warrants held by Fulcrum Enterprises, Inc. Mr. Potter is the chairman and president of Fulcrum Enterprises, Inc.

(5) Includes 183,261 shares of common stock, 800,000 shares of common stock issuable upon the exercise of options and 615,558 shares of common stock issuable upon the conversion of balances owed through a convertible note.

(6)  Includes shares of common stock issuable upon exercise of options.

(7) The address of this shareholder is 4445 Eastgate Mall Rd., Suite 200, San Diego, California 92121.

(8) Includes 3,666,666 shares of common stock, 5,227,778 shares of common stock issuable upon the exercise of warrants and 6,147,792 shares issuable upon the conversion of outstanding amounts owed on convertible notes. The provisions of the convertible notes prohibit the investor from obtaining any ownership interest in excess of 9.9% of the total outstanding shares of voting stock of the Company. The address for this note holder is 619 S. Vulcan Ave, #203, Encinitas, California 92024.

                IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               EXECUTIVE OFFICERS

     Executive officers of the Company, and their ages as of December 4, 2014, are as follows:

NAME                     AGE   CURRENT POSITION WITH ESI
------------------------ ----- -------------------------------------------------

Desmond Wheatley         48    President and Chief Executive Officer, Secretary,
                               and Director

Chris Caulson            45    Chief Financial Officer, and Treasurer
------------------------ ----- -------------------------------------------------

     See section entitled "Nominees" under Proposal No. 1, Election of Directors above, for a brief description of the business experience and educational background of Mr. Wheatley.

     CHRIS CAULSON has been our Chief Financial Officer since August 2011 and previously led our accounting and finance functions since June 2010. Mr. Caulson brings over 24 years of financial management experience including security infrastructure and technology integration, wireless communications, and telecommunications industries. From 2004 into 2009, Mr. Caulson held various positions including Vice President of Operations and Finance of ENS, the largest independent technology systems integrator in the United States and a wholly-owned division of Kratos Defense & Security Solutions, Inc. In this role, Mr. Caulson was responsible for the operational and financial execution of multiple subsidiaries and well over $100 million of integration projects including networks for security, voice and data, video, life safety and other integrated applications. Prior to 2004, Mr. Caulson was chief financial officer of Titan Wireless, Inc., a $200 million international telecommunications division of Titan Corp (subsequently purchased by L-3.). Mr. Caulson, who has a Bachelor's of Accountancy from the University of San Diego, began his career with the public accounting firm Arthur Andersen.

     Mr. Caulson's qualifications:
     o Leadership experience - Mr. Caulson has been our Chief Financial Officer since August 2011 and has held similar positions in multiple other companies.
     o Finance experience - Mr. Caulson has over 24 years of experience in financial related positions and was an external auditor in the public accounting firm of Arthur Andersen.
     o Industry experience - Mr. Caulson has held multiple financial related executive positions in publically traded companies.
     o Education experience - Mr. Caulson has his bachelors of accountancy degree from the University of San Diego.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table ("Named Executive Officers"), and executive officers that we may hire in the future. As more fully described below, our board's compensation committee reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans to our board of directors.

COMPENSATION PROGRAM OBJECTIVES AND REWARDS

     Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive's total compensation package. We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

     The compensation received by our Named Executive Officers is based primarily on the levels at which we can afford to retain them and their responsibilities and individual contributions. Our compensation policy also reflects our strategy of minimizing general and administration expenses and utilizing independent professional consultants. To date, we have not applied a formal compensation program to determine the compensation of the Named Executives Officers. In the future, our compensation committee and board of directors expect to apply the compensation philosophy and policies described in this section of our annual report.

     The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our board of directors. The following is a brief description of the key elements of our planned executive compensation structure.

     o Base salary and benefits are designed to attract and retain employees over time.
     o Incentive compensation awards are designed to focus employees on the business objectives for a particular year.
     o Equity incentive awards, such as stock options and non-vested stock, focus executives' efforts on the behaviors within the recipients' control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.
     o Severance and change in control plans are designed to facilitate a company's ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

BENCHMARKING

     We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our compensation committee and board of directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation. Each executive officer's compensation relative to the benchmark varies based on the scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

THE ELEMENTS OF ESI'S COMPENSATION PROGRAM

     BASE SALARY. Executive officer base salaries are based on job responsibilities and individual contribution. Our compensation committee or board of directors review the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by our compensation committee and board of directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the year ended December 31, 2014, all executive officer base salary decisions were approved by the board of directors.

     INCENTIVE COMPENSATION AWARDS. The Named Executives have not been paid bonuses and our compensation committee has not yet recommended a formal compensation policy for the determination of bonuses. If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Envision: (1) the growth in our revenue, (2) the growth in our gross profit (3) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted ("EBITDA"), (4) achievement of other corporate goals as outlined by the board and (5) our stock price. The board has not adopted specific performance goals and target bonus amounts, but may do so in the future.

     EQUITY INCENTIVE AWARDS. In order to provide an incentive to attract and retain directors, officers, and other employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, on August 10, 2011, the board approved and caused the Company to adopt, a new equity incentive plan (the "2011 Plan"), pursuant to which 30,900,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants and other service providers. This 2011 Plan was ratified by our shareholders in 2012.

     From January 1, 2014 through December 4, 2014, the Company granted 600,000 stock options under the 2011 Plan with a total valuation of $87,224 to certain board members.

     Additionally, although there were no new awards under the 2007 or 2008 Plans granted since 2011, there are prior awards outstanding under ESI's 2008 Plan to former officers and advisors. The 2007 Plan was terminated in March 2012.

     BENEFITS AND PREREQUISITES. At this stage of our business we have limited benefits and no prerequisites for our employees other than vacation benefits. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

     SEPARATION AND CHANGE IN CONTROL ARRANGEMENTS. On August 10, 2011, the Company entered into employment agreements with its Chief Executive Officer and its Chief Financial Officer. The term of the agreements is through January 1, 2016. The agreements call for a payment to the executive employee equal to one year of salary plus 100% of his bonus potential if the executive is terminated for reasons other than mutual agreement, executive's death, executive's breach, or upon disability of the executive, as defined. If the executive is terminated as a result of a change of control, as defined, then the executive would receive a payment equal to two years of annual compensation and 100% of his bonus potential for such two year period.

     There were no other employment agreements outstanding as of December 4, 2014.

COMPENSATION COMMITTEE REPORT

     Management of the Company has prepared the Compensation Discussion and Analysis describing the Company's compensation program for senior executives, including the named executive officers. The compensation committee of ESI has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2015 and, based on such review and discussions, the compensation committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

     This report is submitted by the compensation committee, consisting of:

John Evey
Jay S. Potter

EXECUTIVE COMPENSATION TABLES

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services rendered in all capacities by our Chief Executive Officer and all other compensated executive officers, as determined by reference to total compensation for the fiscal period ended December 4, 2014 and for the fiscal years ended December 31, 2013 and 2012, who were serving as executive officers at December 4, 2014 and former executive officers, who received or are entitled to receive remuneration in excess of $100,000 during each of those fiscal periods.

                                            SUMMARY COMPENSATION TABLE

---------------------- ---------- ---------- ------- --------- ------------- ------------- --------------- ------------
                                                                Non-Equity   Non-Qualified
                                                     Option     Incentive      Deferred
     Name and                                        Awards        Plan      Compensation    All Other
 Principal Position      Year      Salary    Bonus     (1)     Compensation    Earnings     Compensation      Total
---------------------- ---------- ---------- ------- --------- ------------- ------------- --------------- ------------
Desmond Wheatley (2),   2014(1)   $183,333     0         0          0             0               0          $183,333
Chief Executive         2013      $200,000     0         0          0             0               0          $200,000
Officer                 2012      $200,000     0         0          0             0               0          $200,000

Chris Caulson (3),      2014(1)   $151,250     0         0          0             0               0          $151,250
Chief Financial         2013      $165,000     0         0          0             0               0          $165,000
Officer                 2012      $165,000     0         0          0             0               0          $165,000

Officers as a Group     2014(1)   $334,583     0         0          0             0               0          $334,583
                        2013      $365,000     0         0          0             0               0          $365,000
                        2012      $365,000     0         0          0             0               0          $365,000
-----------------------------------------------------------------------------------------------------------------------
---------------------

(1) The amounts in this column reflect the salaries paid to the named executives in fiscal year 2014 through December 4, 2014.

(2)  Mr. Wheatley was appointed Chief Executive Officer on August 10, 2011.

(3)  Mr. Caulson was appointed Chief Financial Officer on August 10, 2011.


     The following table summarizes the total outstanding non-incentive equity awards as of December 4, 2014, for each named executive officer:

                         OUTSTANDING EQUITY AWARD TABLE

----------------- --------------- --------------- -------- -----------------
                     Number of      Number of
                     securities     securities
                     underlying      underlying
                   unexercised-     unexercised-   Option      Option
                       number         number      exercise    expiration
      Name          exercisable    unexercisable  price($)      date
----------------- --------------- --------------- -------- -----------------

Desmond Wheatley,
Chief Executive
Officer             4,320,000           0          $0.27   August 9, 2021

Chris Caulson,
Chief Financial
Officer             2,700,000           0          $0.27   August 9, 2021
----------------------------------------------------------------------------

AGREEMENTS WITH EXECUTIVE OFFICERS

DESMOND WHEATLEY

     On August 10, 2011, the Board of Directors appointed Desmond Wheatley (then the Company's President and Chief Operating Officer) as its new Chief Executive Officer, President and Corporate Secretary, and approved and entered into an employment agreement with him, effective on August 10, 2011. This agreement calls for an annual salary of $200,000. Further, Mr. Wheatley is granted 4,320,000 stock options with an exercise price of $0.27 per share and a ten (10) year term. One third of these options vested immediately, while one third vested on November 1, 2011 and one third vested on November 1, 2012. The term of the employment agreement ends on January 1, 2016.

CHRIS CAULSON

     On August 10, 2011, the Company appointed Chris Caulson as its new Chief Financial Officer, and approved and entered into an employment agreement with him, effective on August 10, 2011. This agreement calls for an annual salary of $165,000. Further, Mr. Caulson is granted 2,700,000 stock options with an exercise price of $0.27 per share and a ten (10) year term. One third of these options vested immediately, while one third vested on November 1, 2011 and one third vested on November 1, 2012. The term of the employment agreement ends on January 1, 2016.

2008 STOCK OPTION PLAN

     On February 12, 2010, in connection with our reverse merger with Envision Solar International, Inc., a California corporation, we adopted the 2008 Stock Option Plan pursuant to which shares of Envision CA common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2008 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2008 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The incentive stock options may only be granted to employees.
Nonstatutory stock options may be granted to employees, directors and consultants. The 2008 Plan is administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors.

2011 EQUITY INCENTIVE PLAN

     On August 10, 2011, in order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, the Company, through its board of directors, adopted a new equity incentive plan (the "2011 Plan"), pursuant to which 30,000,000 shares of our common stock is reserved for issuance as awards to employees, directors, consultants and other service providers. Under the 2011 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The incentive stock options may only be granted to employees. Nonstatutory stock options may be granted to employees, directors and consultants. The 2011 Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. The 2011 Plan was ratified by our shareholders in 2012.

                              DIRECTOR COMPENSATION

     On February 7, 2014, the Company issued 200,000 stock options to each of its three non executive directors other than Mr. Feller, for a total of 600,000 stock options. All of these stock options will vest over the current year of board service. Jay Potter and John Evey each received 200,000 options exercisable at a price of $0.17 per share for a period of 10 years from the date of grant, with a combined total valuation of $61,228. Robert Noble received 200,000 options exercisable at a price of $0.187 per share for a period of 5 years from the date of grant for a total valuation of $25,996.

     On January 23, 2014, Mr. Paul H. Feller accepted an appointment as a new director of the Company effective January 23, 2014. In consideration for Mr. Feller's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on January 24, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on March 31, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 236,116 of these shares, with a value of $35,417, during the three month period ended March 31, 2014, and released an additional 138,888 of these shares, with a value of $20,832, during the six month period ended September 30, 2014.

     On April 2, 2014, Mr. John "Jack" Schneider accepted an appointment as a new director of the Company effective April 2, 2014. In consideration for Mr.
Schneider's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on April 2, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on June 30, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 236,116 of these shares, with a value of $35,417, during the three month period ended June 30, 2014, and released 69,444 of these shares, with a par value of $10,417, during the three month period ended September 30, 2014.

     On July 11, 2014, Mr. Don Moody accepted an appointment as a new director of the Company effective July 11, 2014. In consideration for Mr. Moody's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on July 11, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on September 30, 2014. The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The share value will be expensed proportionately as the shares vest. The Company issued and released 236,116 of these shares, with a value of $35,417, during the three month period ended September 30, 2014.

     The following Summary Compensation Table sets forth all compensation paid, distributed or accrued for services rendered in the capacities of non executive board members through December 4, 2014.

                                   OPTION       STOCK
    NAME                 YEAR      AWARDS (1)   AWARDS (2)      TOTAL
    ------------------   ----      ----------   ----------      -------
    Robert Noble         2014      $25,996            $ 0       $25,996
                         2013      $22,993            $ 0       $22,993
    Jay S. Potter        2014      $30,614            $ 0       $30,614
                         2013      $28,579            $ 0       $28,579
    John Evey            2014      $30,614            $ 0       $30,614
                         2013      $28,579            $ 0       $28,579
    Paul Feller          2014          $ 0        $56,249       $56,249
                         2013          $ 0            $ 0           $ 0
    John "Jack"          2014          $ 0        $45,834       $45,834
    Schneider            2013          $ 0            $ 0           $ 0
    Donald Moody         2014          $ 0        $35,417       $35,417
                         2013          $ 0            $ 0           $ 0
    All Directors as a   2014      $87,224       $137,500      $224,724
    Group                2013      $80,151            $ 0       $80,151
----------------------
     (1) This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718.

     (2) This represents the fair value of common stock issued and released to the director in the period.

                           INCORPORATION BY REFERENCE

     In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading.

     This proxy statement is sent to you as part of the proxy materials for the 2015 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the 2015 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

                           FORWARD LOOKING STATEMENTS

     This proxy statement contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading "Risk Factors" in our annual report on Form 10-K (accompanying this report), and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

                                By Order of the Board of Directors


                                Desmond Wheatley
                                Chief Executive Officer

December 4, 2014

     In some cases, only one Annual Report or Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or Proxy Statement, to each stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, Envision Solar International, Inc., 9270 Trade Place, San Diego, California 92126 or by telephone at (858) 799-4583. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Annual Report or Proxy Statement and who would rather receive a single copy of these materials in the future may instruct the Company by directing their request in the same manner.

                                     BALLOT
--------------------------------------------------------------------------------



                       ENVISION SOLAR INTERNATIONAL, INC.
                                9270 TRADE PLACE
                           SAN DIEGO, CALIFORNIA 92126
                                 (858) 799-4583



           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, February 5, 2015

             PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

                   WE ARE ASKING YOU FOR A PROXY, AND YOU ARE
                          REQUESTED TO SEND US A PROXY.

     The undersigned hereby appoints Desmond Wheatley, Chief Executive Officer of Envision Solar International, Inc., proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Envision Solar International, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on February 5, 2014, at 4:00 p.m., Pacific Time, at 9270 Trade Place, San Diego, California 92126, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect a Board of up to six (6) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

     Nominees: Robert Noble, Jay S. Potter, John Evey, John "Jack" Schneider, Donald Moody and Desmond Wheatley:

     [_]  FOR: nominees listed above (except as marked to the contrary below).

     [_]  WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

--------------------------------------------------------------------------------

2. To ratify the appointment of Salberg & Company, P.A. as independent accountants for the fiscal year ending December 31, 2014:

         [_] FOR                    [_] AGAINST                      [_] ABSTAIN


3.   To approve, by non-binding vote, executive compensation:

         [_] FOR                    [_] AGAINST                      [_] ABSTAIN


4. To recommend, by non-binding vote, the frequency of executive compensation votes:

         [_] ONE YEAR    [_] TWO YEARS   [_] THREE YEARS             [_] ABSTAIN

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned                    and voted hereby.
                       ------------------

Name & Address of Shareholder

------------------------------
------------------------------
------------------------------
------------------------------
(VOID WITHOUT INFO)



                                            ---------------------------------
                                            Signature of Stockholder



                                            ---------------------------------
                                            Signature if held jointly

                    Dated:                              20
                          ---------------------------,    -----


IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.









                                      -2-